UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 06, 2008
(May 06, 2008)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

001-06986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

002-97230	Texas-New Mexico Power Company	75-0204070
(A Texas Corporation)
4100 International Plaza,
P.O. Box 2943
Fort Worth, Texas 76113
(817) 731-0099
______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.02  Results of Operations and Financial Condition.

On May 6, 2008, PNM Resources, Inc. (the “Company”) issued a press release announcing its unaudited results of operations for the three months ended March 31, 2008.  The press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

The Company’s press release and other communications from time to time may include certain non-Generally Accepted Accounting Principles ("GAAP") financial measures.  A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements.

Non-GAAP financial measures utilized by the Company include presentations of revenues, operating expenses, operating income, other income and deductions, net earnings (loss), earnings (loss) per share, and earnings before interest, taxes, depreciation and amortization (“EBITDA”).  The Company uses ongoing earnings, ongoing earnings per diluted share (or ongoing diluted earnings per share) and EBITDA to evaluate the operations of the Company and to establish goals for management and employees.  Certain non-GAAP financial measures utilized by the Company exclude the impact of non-recurring items, net unrealized mark-to-market gains and losses on economic hedges, unrealized impairments on assets held in trusts for nuclear decommissioning, and the results of speculative trading. The Company’s management believes that these non-GAAP financial measures provide useful information to investors by removing the effect of variances in GAAP reported results of operations that are not indicative of fundamental changes in the earnings capacity of the Company’s operations.  Management also believes that the presentation of the non-GAAP financial measures is largely consistent with its past practice, as well as industry practice in general, and will enable investors and analysts to compare current non-GAAP measures with non-GAAP measures with respect to prior periods.

As previously announced, on January 12, 2008, an agreement to sell the gas operations of the Company was signed.  The gas operations are classified as discontinued operations under GAAP.  The sale is subject to approval by the New Mexico Public Regulation Commission.  Pending regulatory approval, management must continue to actively manage the gas operations to fulfill its obligations to its regulated customers.  Therefore, management has determined to include discontinued operations in ongoing earnings to reflect these obligations.  Under GAAP, depreciation is not recorded on assets included in discontinued operations.  However, depreciation on these assets is reflected in ongoing earnings.

The non-GAAP financial measures used by the Company should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Limitation on Incorporation by Reference

In accordance with general instruction B.2 of Form 8-K, the information in this report, including exhibits, is furnished pursuant to Item 2.02 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section and not deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number                                Description

99.1           Press Release dated May 6, 2008, and PNM Resources, Inc. and Subsidiaries Unaudited Condensed Consolidated Statements of Earnings (Loss) for the three months ended March 31, 2008 and 2007, and other preliminary financial information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
PUBLIC SERVICE COMPANY OF NEW MEXICO
TEXAS-NEW MEXICO POWER COMPANY
(Registrants)

Date: May 6, 2008	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)